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                                                                Exhibit No. 99.1

   Workstream Inc. Expands Workforce Management Product Line with Acquisition of Peopleview, Inc.

Integrates ComplianceSight(TM) for real time corporate Sarbanes-Oxley Compliance and SkillSight(TM) for real time employee competency measurement.

Ottawa, Canada (March 8, 2004) - Workstream Inc., a leading provider of enterprise software and workforce management solutions, today announced that it has acquired the business operations of Peopleview, Inc., a leading developer of Performance Management and corporate compliance software based in San Juan Capistrano, CA.

The acquisition unites Workstream's enterprise software with Peopleview's leading products for employee competency measurement and corporate compliance management under a single hosted offering.

The combined offering provides for a highly configurable corporate compliance and employee measurement solution that is designed for senior executives to monitor employees and senior managers while handling the complexity of corporate governance now required by large enterprises. The product is available thru Workstream's hosted solution for rapid deployment and ROI.

"Corporate governance and strengthening employee productivity are two of the most requested objectives our customers communicated to us for them to achieve. Customers are focused on employee productivity and are realizing the benefit of workforce performance and planning. To deliver increased shareholder value, companies must improve their ability to successfully align corporate business goals, employee performance, and balance corporate compliance and responsibility," states Michael Mullarkey, Chairman and CEO of Workstream.

Workstream's purchase of the Peopleview solutions marks its second acquisition in the past 6 months, following the Company's purchase of the operating assets of Perform. Inc in the second quarter of fiscal year 2004. The Peopleview acquisition expands Workstream's workforce management product line with comprehensive HR technology solution enabling companies to:

         o Execute real time corporate Sarbanes-Oxley Compliance solution across the enterprise;

         o        Execute a consistent performance management process;

         o        Modernize  employee  performance  assessments and evaluations;
                  and

         o Administer accurate employee performance measurements to drive compensation.

To find out how Workstream's products can assist your company, please call 1-866-470-WORK.

About Workstream Inc.

Workstream Inc.  (NASDAQ:  WSTM) is a leading  provider of hosted Human Resource
(HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music. For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.


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Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Investor Relations:
-------------------
Tammie Brown
Workstream
Tel: 877-327-8483 ext. 263
Email: tammie.brown@workstreaminc.com